Exhibit 99.1

City Investing Company Liquidating Trust
853 Broadway - Suite 1607 - New York, NY 10003-4703 - Tel: 212/473-1918 - Fax: 212/473-3927 - email: shr@cnvlz.com

July 29, 2005

FOR IMMEDIATE RELEASE

Contact Information:	Kathleen Sides City Investing Company Liquidating Trust 853 Broadway, Suite 1607 New York, NY 10003 (212) 473-1918 e-mail: shr@cnvlz.com

On July 29, 2005, the Trustees of the City Investing Company Liquidating Trust (CNVLZ) declared a cash distribution of $2.00 per Trust Unit of Beneficial Interest to be paid on August 15, 2005, to Unit Holders of record on August 8, 2005. The aggregate cash distribution of $77,958,744 represents approximately 94% of the total assets of the Trust as reflected in its June 30, 2005 financial statements.

Sometime after the payment date, the Trust may be delisted from the Nasdaq Small Cap Market as it will no longer satisfy the registration requirement that listed securities have a minimum bid price of $1.00 per unit. If the Trust is delisted, it is expected that one or more of the present market makers will continue to make a market in the Units.